Exhibit 8.1

PRINCIPAL SUBSIDIARIES OF THE REGISTRANT (as of December 31, 2025)

The following is a list of the subsidiaries of Full Truck Alliance Co. Ltd. as of December 31, 2025, excluding certain subsidiaries that, if considered in the aggregate, would not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X as of December 31, 2025.

Subsidiaries	Jurisdiction of Incorporation
AMH Logistics Infrastructure Co.,Ltd.	British Virgin Islands
Lianyun Logistics Infrastructure Co.,Ltd.	British Virgin Islands
Smart Logistics Information Limited	British Virgin Islands
Smart Cold Chain Freight Limited	Cayman Islands
Giga.AI Technology	Cayman Islands
Qmove Limited	Cayman Islands
Q Move Logistics services LLC	Egypt
Lucky Logistics Information Limited	Hong Kong
Full Truck Alliance (HK) Limited	Hong Kong
Smart Cold Chain Freight (HK) Limited	Hong Kong
PlusAI Limited	Hong Kong
Qmove Logistics Limited	Hong Kong
PT QMOVE TECHNOLOGY INDONESIA	Indonesia
QMOVE INTERNATIONAL(SG)PTE.LTD.	Singapore
QMOVE TURKEY TAŞIMACILIK VE TEKNOLOJİ HİZMETLERİ LİMİTED ŞİRKETİ	Turkey
MAGICARPET PORTAL L.L.C S.O.C	United Arab Emirates
Jiangsu Yunmanman Information Technology Co., Ltd.*	PRC
Manbang Information Technology Co., Ltd.* (formerly known as Full Truck Alliance Information Technology Co., Ltd.*)	PRC
Nanjing Yun Man Man Investment Co., Ltd.*	PRC
Yixing manbang Logistics Technology Co., Ltd.*	PRC
Guizhou Manbang Logistics Technology Co.,Ltd.*	PRC
Beijing Zhihui Yunli Technology Co., Ltd. * (formerly known as Beijing Huochebang Technology Co., Ltd.*)	PRC
Shanghai jiansheng Management Consulting Co., Ltd.*	PRC
Nanjing Manyun Software Information Consulting Co., LTD*	PRC
Chengdu Yunli Technology Co., Ltd.*	PRC
Guizhou Huochebang Internet Information Service Co., Ltd.*	PRC
Guizhou Huochebang Logistics Consulting Co., Ltd.*	PRC
Beijing Manxin Technology Co., Ltd.* (formerly known as Beijing Yunmanman Technology Co., Ltd.*)	PRC
Nanjing Manyun non-Financing Guarantee Co., Ltd.*	PRC
Guiyang Xinshiqi Information Technology Co., Ltd.*	PRC
Nanjing Yuntu Information Technology Co., Ltd.*	PRC
Nanjing Yunhe Information Technology Co., Ltd.*	PRC
Tianjin manyun Network Technology Co., Ltd.*	PRC
Tianjin Man Yun Commercial Factoring Co., Ltd.*	PRC
Tianjin Manbang Financing Assurance Co.,Ltd.*	PRC
Guizhou Banghuoche Information Consulting Co., Ltd.*	PRC

Subsidiaries	Jurisdiction of Incorporation
Guiyang Huochebang Technology Co., Ltd.*	PRC
Guizhou Huochebang Microfinance Co., Ltd.*	PRC
Suqian Manbang Information Technology Co., Ltd.*	PRC
Guiyang Xunshou Information Technology Co., Ltd.*	PRC
Tianjin Manbang Energy Technology Co.,Ltd.*	PRC
Lianyungang Manbang Energy Technology Co., Ltd.*	PRC
Nantong Manbang Energy Technology Co., Ltd.*	PRC
Nanjing Manbang Energy Technology Co., Ltd.*	PRC
Shan’en Energy(Dalian) Co.,Ltd*	PRC
Shandong Full Truck Alliance Energy Co., Ltd.*	PRC
Nanjing Yunmanman Supply Chain Management Co., Ltd.*	PRC
Guiyang Bang Man Commercial Information Consulting Co., Ltd. * (formerly known as Guiyang Bang Man Financial Leasing Co., Ltd.*)	PRC
Guizhou Huochebang Supply Chain Management Co., Ltd.*	PRC
Ningxia Wenjing Business Service Co., Ltd.*	PRC
Shaanxi Jieyu Zhi’an Technology Service Co., Ltd.*	PRC
Sichuan Yundao Vehicle Sales Co., Ltd.*	PRC
Nanjing Manxianxian Cold Chain Technology Co., Ltd.*	PRC
Yixing Manxian Information Technology Co., Ltd*	PRC
Nanjing Lengyun Bida Cold Chain Technology Co., Ltd.*	PRC
Tianjin Manxianxian Cold Chain Technology Co., Ltd.*	PRC
Guangzhou Lanqiao Software Technology Co., Ltd.*	PRC
Tianjin Manyun Logistics Technology Co., LTD*	PRC
Jiangsu Manchebang Logistics Technology Co., LTD*	PRC
Nanjing Fu Man Chuang Enterprise Management Consultancy Co., Ltd.*	PRC
Jiangsu Fu Man Chuang Innovative Investment Co., Ltd. *	PRC
Tianjin Fu Man Chuang Chuang Qi Technology Co., Ltd. *	PRC
Tianjin Fu Man Chuang Information Technology Co., Ltd.*	PRC
Nanjing Fu Man Chuang Equity Investment Partnership (Limited Partnership)*	PRC
Nanjing Manfu Private Equity Fund Partnership Enterprise (Limited Partnership)*	PRC
Manbang Carbon Road (Tianjin) Technology Co., LTD*	PRC
Jiangsu Manyun Industrial Technology Co., Ltd.*	PRC
Suzhou Zhijia Science & Technologies Co., Ltd.*	PRC
Zhihuida (Suzhou) Technology Co., Ltd.*	PRC
Zhijia Tongda (Shanghai) Technology Co., Ltd.*	PRC
Beijing Zhijia Zhixing Technology Co., Ltd.*	PRC
Shanghai Zhihanda Technology Co., Ltd.*	PRC

Group VIEs	Jurisdiction of Incorporation
Jiangsu Manyun Software Technology Limited*	PRC
Guiyang Shan’en Technology Co., Ltd.*	PRC
Nanjing Manyun Cold Chain Technology Co., Ltd. *	PRC

Subsidiaries of the Group VIEs	Jurisdiction of Incorporation
Jiangsu Manyun Geographic Information Technology Co., Ltd.*	PRC
Shanghai Yun Zhang Gui Electronic Technology Co., Ltd.*	PRC
Guangzhou Huitouche Information Technology Co., Ltd. *	PRC
Jiangsu Yunmanman Intra-city Information Technology Co., Ltd. * (formerly known as Nanjing Manyun Business Information Consultation Co., Ltd.*)	PRC
Mingguang Manyun Software Technology Co., Ltd. *	PRC
Suzhou Manyun Software Technology Co., Ltd. *	PRC
Tianjin Manyun Software Technology Co., Ltd. *	PRC
Taiyuan Manyun Software Technology Co., Ltd.*	PRC
Hainan Manyun Software Technology Co., Ltd.	PRC
Nanjing Yunmanman Logistics Technology Co., Ltd.*	PRC
Gui’an New District FTA Logistics Technology Co., Ltd.*	PRC
Suqian Manyun Software Technology Co., Ltd.*	PRC
Suqian Yunmanman Information Technology Co., Ltd.*	PRC
Beijing Banglide Internet Technology Co., Ltd.*	PRC
Hebei Banglide Vehicle Service Co., Ltd.*	PRC
Gansu Banglide Network Technology Co., Ltd.*	PRC
Guiyang Shan’en Insurance Brokerage Co., Ltd.*	PRC
Suqian Manyun Logistics Information Co., Ltd.*	PRC

*	The English name of this subsidiary, Group VIE or subsidiary of Group VIE, as applicable, has been translated from its Chinese name.